Exhibit 3.23

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PINNACLE TOWERS III LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE FIRST DAY OF APRIL, A.D. 2004, AT 2:55 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SEVENTH DAY OF APRIL, A.D. 2004, AT 1:39 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTEENTH DAY OF JUNE, A.D. 2004, AT 6:45 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PINNACLE TOWERS III LLC”.

Jeffrey W. Bullock, Secretary of State
3785309 8100H	AUTHENTICATION: 0344198
130414691	DATE: 04-09-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

PINNACLE TOWERS III LLC

This Certificate of Formation of Pinnacle Towers III LLC is being executed and filed by Stephen W. Crawford, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.	The name of the limited liability company is Pinnacle Towers III LLC.

2.	The address of its registered office in the State of Delaware is: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective on April 1, 2004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Pinnacle Towers HI LLC as of this 1st day of April, 2004.

Stephen W. Crawford
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:55 PM 04/01/2004 FILED 02:55 PM 04/01/2004 SRV 040241254 – 3785309 FILE

CONSENT TO USE OF NAME

Pinnacle Towers III Inc., a corporation organized under the laws of the State of New York, hereby consents to the (organization) (qualification) of Pinnacle Towers III LLC in the State of Delaware

IN WITNESS WHEREOF, the said corporation has caused this consent to be executed by its Secretary* this 1st day of April 19 2004

Pinnacle Towers III Inc.

By
(Title)
Secretary
Steven Crawford

*	Any authorized officer or the Chairman or Vice-Chairman of the Board of Directors may execute this consent.

DE025 – 4/15/01 C T System Online

State of Delaware Secretary of State Division of Corporations Delivered 01:39 PM 04/07/2004 FILED 01:39 PM 04/07/2004 SRV 040256115 – 3785309 FILE

CERTIFICATE OF MERGER

OF

PINNACLE TOWERS III INC.

(a New York Corporation)

into

PINNACLE TOWERS III LLC

(a Delaware limited liability company)

dated: April 7, 2004

The undersigned limited liability company formed and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

Name	Jurisdiction of Formation or Organization
Pinnacle Towers III Inc.	New York
Pinnacle Towers III LLC	Delaware

SECOND: An Agreement and Plan of Merger has been approved and executed by (i) Pinnacle Towers III Inc., a New York Corporation (the “Foreign Company”), and (ii) Pinnacle Towers III LLC, a Delaware limited liability company (the “Delaware LLC’).

THIRD: The name of the surviving domestic limited liability company is Pinnacle Towers III LLC.

FOURTH: The merger of the Foreign Company into the Delaware LLC shall be effective at 12:01 a.m. on April 7, 2004 Eastern Standard Time.

FIFTH: The executed Agreement and Plan of Merger is on file at a place of business of the surviving limited liability company. The address of such place of business of the surviving limited liability company is 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of the Delaware LLC and to any person holding an interest in the Foreign Company.

IN WITNESS WHEREOF, Pinnacle Towers III LLC has caused this Certificate of Merger to be duly executed.

PINNACLE TOWERS III LLC

By:
	Name:	Stephen W. Crawford
	Title:	Authorized Person

[Pinnacle Towers III – Certificate of Merger]

CERTIFICATE OF AMENDMENT

OF

PINNACLE TOWERS III LLC

1. The name of the limited liability company is PINNACLE TOWERS III LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington. County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed

3. This Certificate of Amendment shall be effective on 06-14-2004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Pinnacle Towers III LLC this 8th day of June, 2004.

Camille Blommer
CONTROLLER

DE084 – 2/12/2002 C T System Online	State of Delaware Secretary of State Division of Corporations Delivered 08:14 PM 06/14/2004 FILED 06:45 PM 06/14/2004 SRV 040438439 – 3785309 FILE